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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-36246 and 333-47720) of SINA.com of our report dated August 14, 2001, except for the first paragraph of Note 4 and for Note 12, as to which the date is September 12, 2001, relating to the financial statements which is included in the Company's June 30, 2001 Annual Report on Form 10-K.

/s/     PRICEWATERHOUSECOOPERS LLP

San Jose, California
September 12, 2001